Execution Copy

Exhibit 10(g)

RESTATED AND AMENDED
CANPOTEX PRODUCER AGREEMENT AMENDING AGREEMENT
(PRODUCTIVE CAPACITY/EXPANSIONS/DISASTERS)

THIS RESTATED AND AMENDED AGREEMENT made as of the Effective Date.

BETWEEN AND AMONG:

CANPOTEX LIMITED
(“Canpotex”)
OF THE FIRST PART
- and -

AGRIUM INC.
(“Agrium”)

- and -	OF THE SECOND PART

IMC CANADA ULC, successor to IMC Canada Ltd.
(“Kalium”)
OF THE THIRD PART
- and -

IMC POTASH COLONSAY ULC
(“IMC ULC”)
OF THE FOURTH PART
- and -

IMC ESTERHAZY CANADA LIMITED PARTNERSHIP, a limited partnership by its General Partner, INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED
(“IMC LP”)
OF THE FIFTH PART

(Kalium, IMC ULC and IMC LP being collectively referred to as the “IMC Group”)
- and -

POTASH CORPORATION OF SASKATCHEWAN INC.
(“PCS”)
OF THE SIXTH PART

(each of the above Parties other than Canpotex being also hereinafter referred to individually as a “Producer” or collectively as the “Producers”)

WHEREAS:

1.	Canpotex has entered into with each of the Producers, or their predecessors, other than IMC ULC, a Producer Agreement, as amended from time to time, including without limitation, the 1999 Amending Agreement (individually a “Producer Agreement” and collectively, the “Producer Agreements”);

2.	After the Effective Date but before the execution hereof, IMC Canada Ltd. was party to an amalgamation and the amalgamated corporation is IMC Canada ULC, which is a party hereto as successor to IMC Canada Ltd.; and

3.	The Parties wish to restate and further amend the 1999 Amending Agreement on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the covenants and agreements hereinafter contained and other good and valuable consideration paid by each of the parties to the others, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1.00	DEFINITIONS

1.01	Except as specifically defined in this Restated and Amended Agreement or as required by the context hereof, words and phrases capitalized herein and the term “potash” shall have the meanings given to them in the Producer Agreements.

1.02	In this Restated and Amended Agreement, including the premises and preamble hereof:

(a)	“Additional Suspension Period” means a two year period immediately following the last day of a Suspension Period;

(b)	“Affected Producer” means a Producer that has had one or more of its Mines affected by a Disaster or affected by an event or series of related events that any Producer reasonably believes has caused a Disaster at the first mentioned Producer’s Mine;

(c)	“Aggregate Productive Capacity” means the aggregate Individual Productive Capacity from time to time of the Mine or Mines, as the case may be, of each of the Producers. It is acknowledged and agreed that as of July 1, 2002, the Aggregate Productive Capacity of the IMC Group as stated below and for all purposes hereof, including for determining the Basic Entitlement of the IMC Group, is 464,536 Product Tonnes per annum less than would be the case by aggregating the Individual Productive Capacities of the IMC Group Mines contained in subsection 1.02(m) hereof. This results from there having been completed in 2002 a Post-Expansion Audit Amount for the IMC Colonsay Mine which was 464,536 Product Tonnes per annum greater than the then current Individual Productive Capacity of that Mine, in connection with a proposed Major Expansion that did not result in an increase to the Aggregate Productive Capacity of the IMC Group. Accordingly, as of July 1, 2002, the Aggregate Productive Capacities of the Producers are as follows:

Agrium	—	1,741,000 Product Tonnes per annum
IMC Group	—	6,992,600 Product Tonnes per annum
PCS	—	10,333,500 Product Tonnes per annum

(d)	“Basic Entitlement” of a Producer means that percentage that each Producer’s Aggregate Productive Capacity bears to the total Aggregate Productive Capacities of all Producers multiplied by the total forecast sales of potash, on a Grade Pool-by-Grade Pool basis, by Canpotex for each fiscal year;

(e)	“Board of Directors” means the board of directors of Canpotex;

(f)	“Canpotex Auditors” means the external auditors of Canpotex from time to time which, as at the Effective Date, are Deloitte & Touche LLP;

(g)	“Date of Commencement of Major Expansion” means the date specified in a Notice of Expansion determined by a Producer as being the date of commencement of a Major Expansion;

(h)	“Dedicated Capital” means an amount not less than US $25,000,000 expended in respect of an existing Mine and allocated and committed on a permanent basis for capital improvements of an enduring nature designed to increase its Individual Productive Capacity, including equipment upgrades and modifications necessitated in connection therewith. For greater certainty, there shall be excluded from “Dedicated Capital”:

all expenditures, regardless of (i) the amount thereof (either alone or in the aggregate), (ii) the time period over which such expenditures are made, and (iii) whether such expenditures are made on a one-time or on a recurring basis, that are made for maintenance, repairs or equipment upgrades and modifications (other than equipment upgrades and modifications referred to in the first sentence of this definition) and similar costs or other expenses for minor improvements, de-bottlenecking or adjustments to sustain, improve or increase the Individual Productive Capacity of that Mine on a limited basis;

(i)	“Dedicated Capital Documentation” means all construction contracts, purchase orders, change orders, invoices, receipts, agreements, cancelled cheques, ledgers, statements and any other documents, instruments, information or materials which support or provide evidence of the expenditure of the applicable Dedicated Capital;

(j)	“Disaster” means any event or series of related events occurring with respect to a Mine that has or have the effect of reducing the productive capacity of such Mine by an amount equal to at least 50% of the Pre-Disaster Audit Amount of such Mine;

(k)	“Effective Date” means 12:01 a.m. (Saskatchewan time) on July 1, 2002;

(l)	“Expansion Time Frame” means a period of time of continuous duration of no more than thirty-six (36) months from the Date of Commencement of the Major Expansion;

(m)	“Expansion Time Frame Documentation” means all documentation, information, engineers’ or architects’ inspection or completion certificates including, without limitation, Dedicated Capital Documentation, which support or provide evidence as to the commencement and completion of the applicable Expansion Time Frame;

(n)	“Individual Productive Capacity” means the individual productive capacity from time to time of a Mine, of each of the Producers, expressed as a number of Product Tonnes per annum. The Individual Productive Capacity of a Mine shall be adjusted as necessary to take into account any Productive Capacity Change of the Mine. If at any time there is completed a calculation of a Post-Expansion Audit Amount or a

Post-Plan Audit Amount in respect of a Mine which is greater than the then current Individual Productive Capacity of the Mine, the Individual Productive Capacity of the Mine shall be adjusted upward so that it equals such Post-Expansion Audit Amount or Post-Plan Audit Amount, regardless of whether the proposed Major Expansion or Plan results in an increase to the Aggregate Productive Capacity of the applicable Producer. As of the Effective Date, the Individual Productive Capacity of each of the Mines is as follows:

Agrium Vanscoy	1,741,000 Product Tonnes per annum
IMC Belle Plaine	2,761,800 Product Tonnes per annum
IMC Colonsay	1,814,036 Product Tonnes per annum
IMC Esterhazy (K1 and K2)	2,881,300 Product Tonnes per annum
PCS Allan	1,582,000 Product Tonnes per annum
PCS Cory	1,372,000 Product Tonnes per annum
PCS Esterhazy (K1 and K2)	960,400 Product Tonnes per annum
PCS Lanigan	3,452,500 Product Tonnes per annum
PCS Patience Lake	1,049,600 Product Tonnes per annum
PCS Rocanville	1,917,000 Product Tonnes per annum

(o)	“Major Expansion” means any dedicated capital expansion undertaken by a Producer of an existing Mine, occurring after the Effective Date, provided that such expansion shall:

(i)	involve the expenditure of the Dedicated Capital;

(ii)	be completed within an Expansion Time Frame;

(iii)	be of continuous duration and not be staged; and

(iv)	result in an Individual Productive Capacity of such Mine of at least 200,000 Product Tonnes more than the greater of (a) the Individual Productive Capacity of the existing Mine, and (b) the Pre-Expansion Audit Amount of the existing Mine;

(p)	“Mine” means a single potash mine and mill situated in Saskatchewan of a Producer and “Mines” means more than one Mine; for greater certainty, it is acknowledged that, for the purposes of this Agreement, IMC LP’s facilities located near Esterhazy, Saskatchewan, made up of K1 and K2 with a total Aggregate Productive Capacity of 3,841,700 Product Tonnes per annum shared by IMC LP as to an Individual Productive Capacity of 2,881,300 Product Tonnes per annum and by PCS as to an Individual Productive Capacity of 960,400 Product Tonnes per annum, shall be treated as one Mine;

(q)	“Notice of Expansion” means a notice provided for in Section 5.01 hereof which shall be delivered in accordance with Section 13.01 hereof and which shall be delivered not more than 90 days and not less than 30 days before the Date of Commencement of the Major Expansion, which notice shall also state the date such Major Expansion shall commence;

(r)	“Operating Days” with respect to a Mine means days that the Mine is operational and producing potash of any grade. If the production schedule at a Mine is 10 days of production followed by 4 days of non-production for maintenance and other purposes, then only the 10 days of production would be considered as Operating Days for purposes hereof; accordingly, with such a production schedule, for purposes of this Agreement 90 Operating Days at a Mine would be achieved after 9 consecutive 10 and 4 cycles, and 180 Operating Days would be achieved after 18 consecutive 10 and 4 cycles. Regardless of the production schedule used at a Mine, non-production days for maintenance or other purposes will not be considered “Operating Days” for purposes hereof, provided that in the case of a Mine, other than a Solution Mine, operating on a continuous production schedule, any 90 Operating Day period must be completed within 122 days from and including the first Operating Day of such period, and provided further that in the case of a Solution Mine operating on a continuous production schedule, any 180 Operating Day period must be completed within 248 days from and including the first Operating Day of such period;

(s)	“Operating Plan and Budget” means the annual operating plan and budget of Canpotex prepared by Canpotex management and approved by the Board of Directors;

(t)	“Operating Results” means the operating results of a Producer’s Mine as set out in its monthly production reports;

(u)	“Plan” means a written plan submitted by or on behalf of an Affected Producer to Canpotex and the remaining Producers and certified by or on behalf of such Affected Producer as being a plan which it intends to begin to implement within 180 days and which when fully implemented will reasonably be likely to (i) restore to at least the Pre-Disaster Audit Amount the productive capacity of a Mine affected by a Disaster, or (ii) increase the productive capacity of another Mine of the Affected Producer by an amount equal to at least the difference between the Pre-Disaster Audit Amount and the Post-Disaster Audit Amount of the affected Mine;

(v)	“Post-Disaster Audit Amount” means the productive capacity of a Mine as verified by the Canpotex Auditors following the occurrence of a Disaster affecting such Mine and before the implementation of any Plan, based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the Affected Producer and based on 350 Operating Days per year; provided that the production schedule employed during such demonstration period must be the same as that employed at such Mine immediately prior to the occurrence of the Disaster;

(w)	“Post-Expansion Audit Amount” in the context of a Major Expansion means the productive capacity of the expanded Mine as verified by the Canpotex Auditors and based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the applicable Producer, and based on 350 Operating Days per year;

(x)	“Post-Plan Audit Amount” in the context of a Disaster means the productive capacity of the affected Mine following full implementation of the applicable Plan, as verified by the Canpotex Auditors and based on the Operating Results of such Mine for a demonstration period of 90 Operating Days, or 180 Operating Days in the case of a Solution Mine, chosen by the Affected Producer and based on 350 Operating Days per year;

(y)	“Pre-Disaster Audit Amount” means, in respect of a Mine that has been affected by an event or series of related events that any Producer reasonably believes has caused a Disaster, the productive capacity of the Mine as verified by the Canpotex auditors and based on the Operating Results of such Mine for the 90 Operating Day period, or 180 Operating Day period in the case of a Solution Mine, with the highest cumulative production within the one year period immediately preceding the commencement of the Disaster, based on 350 Operating Days per year;

(z)	“Pre-Expansion Audit Amount” in the context of a Major Expansion means the productive capacity of such Mine as verified by the Canpotex Auditors and based on the Operating Results of such Mine for the 90 Operating Day period, or 180 Operating Day period in the case of a Solution Mine, with the highest cumulative production within the one year period immediately preceding the applicable Notice of Expansion, based on 350 Operating Days per year;

(aa)	“Product Tonne” means a ton of potash of any grade but expressed for purposes of this Restated and Amended Agreement as KCL; for greater certainty, “ton” for purposes hereof, as defined in the Producer Agreements, means a metric tonne which equals 1,000 kilograms;

(bb)	“Productive Capacity Change” means the difference between the Pre-Expansion Audit Amount or the Individual Productive Capacity, whichever amount is greater, and the Post-Expansion Audit Amount or the difference between the Pre-Disaster Audit Amount or the Individual Productive Capacity, whichever amount is greater, and the Post-Plan Audit Amount, for a Mine;

(cc)	“Restated and Amended Agreement” means this restated and amended agreement, including the premises and preamble, and any schedules hereof;

(dd)	“Solution Mine” means a Mine that utilizes a dissolution method to extract potash from an underground ore body and that uses one or more crystallization ponds as part of the potash production process;

(ee)	“Suspension Period” means the three year period immediately following the occurrence of a Disaster; and

(ff)	“1999 Amending Agreement” means the Canpotex Producer Agreement Amending Agreement (Productive Capacity Expansions/Disasters) made effective as of January 1, 1999, between and among the parties hereto or their predecessors.

1.03	For purposes of this Restated and Amended Agreement, a Disaster will be deemed to:

(a)	have commenced on the date of the occurrence of the event or the first of the series of related events that has or have caused the Disaster; and

(b)	have occurred on the date that the productive capacity of the affected Mine is in fact reduced by an amount equal to at least 50% of its Pre-Disaster Audit Amount.

1.04	It is acknowledged that IMC ULC is not a party to a Producer Agreement with Canpotex, and that potash produced by IMC ULC at its Mine near Colonsay, Saskatchewan is sold by IMC ULC to Canpotex pursuant to the Producer Agreement between Kalium and Canpotex. Accordingly, for purposes hereof Kalium and IMC ULC are considered collectively as one entity, and “Producer” in reference to Kalium shall include both Kalium and IMC ULC unless the context otherwise requires. IMC ULC has entered into this Agreement in order to confirm these matters and to evidence its consent and agreement to be bound hereby.

2.00	PRIORITY OF THIS AGREEMENT

2.01	The provisions of this Restated and Amended Agreement shall amend the Producer Agreements and wherever there is a conflict between the provisions of this Restated and Amended Agreement and the provisions of the Producer Agreements, the provisions of this Restated and Amended Agreement shall apply. In all other respects, the provisions of the Producer Agreements as amended are hereby confirmed and shall remain in full force and effect.

3.00	RIGHTS OF PARTIES

3.01	All rights and obligations of the parties pertaining to the subject matter of this Restated and Amended Agreement which arose or accrued from and after 12:01 a.m. (Saskatchewan time) on January 1, 1999 to and including June 30, 2002 shall be governed by and subject to the terms of the 1999 Amending Agreement.

4.00	BASIC ENTITLEMENTS AND AGGREGATE PRODUCTIVE CAPACITIES

4.01	Prior to December 1st in each year, Canpotex management shall deliver to the Board of Directors the Operating Plan and Budget for the immediately following fiscal year which shall include a schedule setting out the Basic Entitlement of each Producer to supply potash, Grade Pool by Grade Pool, for export by Canpotex for that fiscal year to which such Operating Plan and Budget applies. Only one aggregate Basic Entitlement will be included in such schedule for the IMC Group.

4.02	For the fiscal year beginning January 1, 2002, and for each fiscal year thereafter, the Basic Entitlement of a Producer to supply potash to Canpotex for export, Grade Pool by Grade Pool, and for establishing the quantities of potash to be purchased by Canpotex from a Producer, including any Producer that becomes a party hereto after the Effective Date, shall be as determined in accordance with the applicable Producer Agreement as amended by this Restated and Amended Agreement.

4.03	For greater certainty, commencing on July 1, 2002, and continuing thereafter until changed pursuant to the terms and provisions hereof, the Aggregate Productive Capacities of the Producers shall be the Aggregate Productive Capacities specified in paragraph 1.02(c) hereof and the Individual Productive Capacities of the Mines of the Producers shall be the Individual Productive Capacities specified in paragraph 1.02(m) hereof.

4.04	It is acknowledged that the Aggregate Productive Capacity of the IMC Group is the aggregate of the productive capacities of Kalium, IMC ULC and IMC LP. It is further acknowledged that Canpotex shall at all times be entitled to treat the collective productive capacities of Kalium, IMC ULC and IMC LP as one Aggregate Productive Capacity for purposes hereof and that it shall be the responsibility of the IMC Group to ensure that the obligations to deliver Product Tonnes to Canpotex consistent with such Aggregate Productive Capacity are satisfied by the IMC Group.

4.05	Notwithstanding that, in accordance with this Restated and Amended Agreement, the Basic Entitlement of the Producers will henceforth be calculated with reference to

Aggregate Productive Capacities and Product Tonnes expressed as KCL, it is agreed that the purchase price per ton of potash finally payable by Canpotex to the Producers for each grade of potash purchased under the Producer Agreements shall continue to be calculated in tons of K20 equivalent.

5.00	MAJOR EXPANSIONS

5.01	Any Producer which intends to undertake a Major Expansion shall give a Notice of Expansion to Canpotex and contemporaneously to the other Producers to that effect.

5.02	Following the delivery of a Notice of Expansion, the Producer undertaking such Major Expansion shall, as soon as reasonably practicable thereafter, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Pre-Expansion Audit Amount.

5.03	Following the delivery of a Notice of Expansion, the applicable Producer may, by notice to Canpotex and contemporaneously to the other Producers, at any time voluntarily revoke the Notice of Expansion, and shall be deemed to have revoked the Notice of Expansion if the audit to determine the Post-Expansion Audit Amount has not been completed:

(i)	within forty-two (42) months following the date that the Notice of Expansion was delivered, in the case of a Mine other than a Solution Mine; and

(ii)	within forty-eight (48) months following the date that the Notice of Expansion was delivered, in the case of a Solution Mine;

unless otherwise agreed to by all of the Producers. In the case of a voluntary revocation, the applicable Producer shall provide notice thereof to Canpotex and each of the other Producers.

5.04	Following completion of a Major Expansion, the applicable Producer shall, as soon as reasonably practicable thereafter, supply to the Canpotex Auditors:

(a)	the necessary Operating Results;

(b)	the necessary Dedicated Capital Documentation; and

(c)	the necessary Major Expansion Time Frame Documentation;

to enable the Canpotex Auditors to verify the Post-Expansion Audit Amount.

5.05	The Pre-Expansion Audit Amount verification and the Post-Expansion Audit Amount verification by the Canpotex Auditors shall be delivered to Canpotex and the Producers as soon as reasonably practicable after completion of each.

5.06	If a Major Expansion has been fully completed within the Expansion Time Frame and verified within the time period set forth in Section 5.03 hereof, in compliance with this Article 5 and provided that, for the sole purpose of determining the Producer’s Basic Entitlement, the increase in the Producer’s Aggregate Productive Capacity and Individual Productive Capacity as a result of the Major Expansion has received the consent in writing of all Producers, which consent shall not be unreasonably withheld, each of the Aggregate Productive Capacity of the applicable Producer and the Individual Productive

Capacity of the applicable Mine shall thereafter be increased by the amount of the Productive Capacity Change effective from and after:

(a)	January 1 in the immediately following fiscal year, provided such Major Expansion has been fully completed and verified on or before December 31 in any year; or

(b)	July 1 in any fiscal year, provided such Major Expansion has been fully completed and verified on or before June 30 in such fiscal year.

5.07	Any Producer who operates a Solution Mine will not accumulate crystal potash product in a crystallization pond or ponds that would unduly influence a Post-Expansion Audit Amount.

6.00	DISASTERS

6.01 (a)	If, after the Effective Date an event or series of related events occurs that the Affected Producer reasonably believes has or have caused a Disaster at a Mine, the Affected Producer shall, as soon as practicable, give notice of such event(s) (an “Owner Disaster Notice”) to the other Producers and contemporaneously to Canpotex. If such an event or series of related events occurs but no Owner Disaster Notice is given, any of the other Producers that reasonably believes such event(s) has or have caused a Disaster shall be entitled to give notice of such event(s) (a “Non-Owner Disaster Notice”) simultaneously to all of the other parties hereto.

(b)	If either an Owner Disaster Notice or a Non-Owner Disaster Notice is given, an audit shall be completed to determine the Pre-Disaster Audit Amount, and the Affected Producer shall, as soon as reasonably practicable, and in any event within six months following the date any such Notice is given, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Pre-Disaster Audit Amount. The Pre-Disaster Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

(c)	If either an Owner Disaster Notice or a Non-Owner Disaster Notice is given the Affected Producer shall, as soon as reasonably practicable and in any event within one year following the date that any such Notice is given, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Post-Disaster Audit Amount. The Post-Disaster Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

(d)	The Pre-Disaster Audit Amount and the Post-Disaster Audit Amount will be used to confirm whether or not a Disaster has in fact occurred at the Mine.

(e)	Each party hereto represents to the others that as of the Effective Date it was not aware of, and on the date of signing this Restated and Amended Agreement is not aware of, the occurrence of any event or series of related events at any of its Mines that has or have caused a Disaster at any such Mines, provided that with respect to PCS’s Patience Lake Mine near Saskatoon, Saskatchewan, PCS’s representation as aforesaid relates only to the time period since PCS acquired, directly or indirectly, such Mine in 1993.

6.02	If after the Effective Date a Disaster occurs, the Aggregate Productive Capacity and Basic Entitlement of the Affected Producer and the Individual Productive Capacity of the applicable Mine of the Affected Producer shall not be reduced as provided for in 6.05 hereof provided that each of the following events occur:

(a)	on or prior to the 30th day preceding the end of the Suspension Period, the Affected Producer submits a Plan to Canpotex and the other Producers that is reasonably likely to achieve the results specified therein; and

(b)	the Affected Producer fully implements the Plan before the expiration of the Additional Suspension Period and such implementation achieves the results specified in the Plan.

6.03	Following full implementation of the Plan, the Affected Producer shall, as soon as reasonably practicable thereafter, supply the necessary Operating Results to the Canpotex Auditors to enable the Canpotex Auditors to verify the Post-Plan Audit Amount. The Post-Plan Audit Amount verification shall be delivered to Canpotex and the Producers as soon as reasonably practicable thereafter.

6.04	If a Plan has been fully completed and verified in compliance with this Article 6, each of the Aggregate Productive Capacity of the Affected Producer and the Individual Productive Capacity of the applicable Mine shall thereafter be the Aggregate Productive Capacity of the Affected Producer and the Individual Productive Capacity of the applicable Mine immediately before the Disaster:

(a)	minus, in each case, the Pre-Disaster Audit Amount; and

(b)	plus, in each case, the Post-Plan Audit Amount;

provided that the Aggregate Productive Capacity of the Affected Producer and the Individual Productive Capacity of the applicable Mine of the Affected Producer calculated as aforesaid shall not be increased above the Aggregate Productive Capacity of the Affected Producer and the Individual Productive Capacity of the applicable Mine of the Affected Producer immediately before the Disaster, unless such increase will be at least 200,000 Product Tonnes and, for purposes of determining the Producer’s Basic Entitlement, the increase in such Aggregate Productive Capacity and Individual Productive Capacity has received the consent in writing of all Producers, which consent shall not be unreasonably withheld.

6.05	If a Disaster occurs and any of the events specified in section 6.02 hereof does not occur within the time frame set forth therein, then unless otherwise agreed by all Producers, the Aggregate Productive Capacity of the Affected Producer and the Individual Productive Capacity of the applicable Mine of the Affected Producer shall be reduced by an amount equal to the difference between the Pre-Disaster Audit Amount and the Post-Disaster Audit Amount.

6.06	Any Producer who operates a Solution Mine will not accumulate crystal potash product in a crystallization pond or ponds that would unduly influence a Post-Plan Audit Amount or Post-Disaster Audit Amount.

7.00	FURTHER ASSURANCES

7.01	Each of the parties hereto hereby covenants and agrees to be bound by, observe, perform and do all things and take all action, steps, proceedings and execute such further and other assurances, documents and agreements whether under corporate seal or otherwise as are reasonably necessary or required to fully implement and give effect to all of the terms and provisions of this Restated and Amended Agreement.

8.00	GOVERNING LAW

8.01	This Restated and Amended Agreement shall be construed and interpreted in accordance with the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

9.00	ENTIRE AGREEMENT AND CONFIRMATION

9.01	This Restated and Amended Agreement contains the whole of the agreement between and among the Parties hereto relating to the subject matter hereof and there are no collateral or precedent representations, agreements or conditions not specifically set forth herein, and no modification, amendment or variation shall be effective or binding upon the Parties hereto unless agreed to in writing beforehand. Notwithstanding the above, it is acknowledged that the Producer Agreements shall remain in force, as amended hereby.

10.00	ENUREMENT

10.01	The Parties hereto covenant and agree that this Restated and Amended Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

11.00	ASSIGNMENT

11.01	The Parties hereto covenant and agree that this Restated and Amended Agreement may not be assigned in whole or in part by any of the Parties hereto except in accordance with the terms and provisions of the Producer Agreement applicable to such assignment.

12.00	SEVERABILITY

12.01	It is hereby agreed that in the event any clause, provision, paragraph, subparagraph or section of this Restated and Amended Agreement is held invalid as contrary to any statute or regulation or law in that regard by a court of competent jurisdiction, the invalidity of such shall in no way affect the validity of any other clause, provision, paragraph, subparagraph or section of this Restated and Amended Agreement and each and every such clause, provision, paragraph, subparagraph or section of this Restated and Amended Agreement shall be severable from each and every other.

13.00	NOTICES

13.01	Any notice, demand, request, declaration or communication required or permitted to be made or given hereunder or under the Producer Agreements shall be in writing and shall be given by personal service upon an officer of the Party for whom it is intended or mailed by prepaid registered mail or faxed to the following addresses:

(a)	To:	CANPOTEX LIMITED
111 2nd Ave S
Suite 400

Saskatoon SK S7K 1K6
Canada
Attention: President
Fax No. (306) 653-5505

(b)	To:	AGRIUM INC.
13131 Lake Fraser Drive SE
Calgary AB T2J 7E8
Canada
Attention: President
Fax No. (403) 225-7600

(c)	To:	IMC CANADA ULC
PO Box 7500
Regina SK S4P 4L8
Canada
Attention: President
Fax No. (306) 345-8211

(d)	To:	IMC POTASH COLONSAY ULC
c/o IMC Canada ULC
PO Box 7500
Regina SK S4P 4L8
Canada
Attention: President
Facsimile: (306) 345-8211

(e)	To:	IMC ESTERHAZY CANADA LIMITED PARTNERSHIP
c/o IMC Canada ULC
PO Box 7500
Regina SK S4P 4L8
Canada
Attention: President
Fax No. (306) 345-8211

(f)	To:	POTASH CORPORATION OF SASKATCHEWAN INC.
Suite 500 PCS Tower
122 1st Ave S
Saskatoon SK S7K 7G3
Canada
Attention: President
Fax No. (306) 652-2699

For these purposes, such notice shall be mailed by prepaid registered mail addressed to the recipient at the address above set forth or at such other address and/or to the attention of any such person or officer as any of the Parties may from time to time or at any time advise by notice in writing to all of the other Parties hereto. The date of receipt of any notice shall be deemed to be the tenth (10th) business day next following the date of such mailing, provided that if at the date of such mailing, interruption in the operation of the postal service in Canada or in the United States has or is likely to delay the mailing and receipt of such notice, the same shall be served personally on an officer or duly authorized representative of the intended recipient of the Parties hereto.. Notice given in the manner aforesaid shall be effective upon the actual date of receipt or the deemed date of receipt, whichever is sooner, or upon personal service, as the case may be. As an alternative to the foregoing, any of the Parties hereto may give notice by facsimile to the recipients at the fax number above set forth in which case, if so sent, shall be deemed to have been received on the day next following the date of actual transmission and shall thereby be sufficient notice hereunder.

14.00	CONSENT

14.01	All of the Parties hereto have agreed to enter into these presents in order to evidence their written consent hereto and to be bound hereby and to give effect hereto.

15.00	EXECUTION

15.01	The Parties hereto agree that this Restated and Amended Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties hereto have executed this Restated and Amended Agreement by their proper officers in that behalf effective as of and from the Effective Date, it being acknowledged that actual execution did not occur until after the Effective Date.

CANPOTEX LIMITED

Per:	/s/

Per:	/s/

AGRIUM INC.

Per:	/s/

Per:	/s/

IMC CANADA ULC

Per:	/s/

Per:

IMC POTASH COLONSAY ULC

Per:	/s/

Per:

IMC ESTERHAZY CANADA LIMITED PARTNERSHIP, a limited partnership, by its General Partner, INTERNATIONAL MINERALS & CHEMICAL (CANADA) GLOBAL LIMITED

Per:	/s/

Per:

POTASH CORPORATION OF SASKATCHEWAN INC.

Per:	/s/

Per:	/s/